Exhibit 99.1

Cyclone Secures Agreement to Manufacture Engines

For Phoenix Power Group’s Proprietary Waste Oil to Power Systems

POMPANO BEACH, FL, October 8, 2013. Cyclone Power Technologies Inc. (OTCQB: CYPW), developer of the all-fuel clean-tech Cyclone Engine, announced today that it has signed a revised and restated License Agreement with Phoenix Power Group LLC. Under this agreement, Cyclone and its waste-to-power operating subsidiary, Cyclone-WHE LLC, will manufacture and supply Phoenix with a minimum of 6,500 engines over the next five years.

Phoenix is Cyclone’s exclusive, worldwide licensee with rights to utilize Cyclone engines to produce power from the clean combustion of used motor oil, as well as other waste fuels and engine lubricants. Phoenix’s distributors currently control 70% of the used motor oil furnace market, with more than 150,000 such heat-producing units beings sold over the last several decades.

Under the terms of this new agreement, Phoenix will purchase engines for a period of at least five years from Cyclone-WHE at prices to be determined at a future date. In order to maintain its exclusivity under the ten-year license, Phoenix must purchase at least 6,500 engines during the initial five-year period after delivery of the first running prototypes. The 10hp Waste Heat Engine (WHE) model will be the first engine to be provided; however, all Cyclone engines are covered under the license. Upon completing certain engine development milestones, the agreement will be transferred to Cyclone-WHE to execute the production phase of this program.

“This is an important agreement for Cyclone and its shareholders, as it provides Cyclone-WHE with its first committed customer to purchase engines over an extended period of time for a solid and proven sales pipeline. We expect this will generate substantial product sales revenue, as opposed to license royalties, and a firm base to ramp up our manufacturing operations. We’re thrilled to be working with the capable and well supported team at Phoenix on the launch of our engines,” stated Christopher Nelson, President of Cyclone and Managing Director of Cyclone-WHE.

Thomas Thillen, President of Phoenix, stated: “We have seen great progress at Cyclone over the last few months with their focus on commercialization of the WHE. The addition of the engineering team at Ohio State University and the manufacturing capacity with Precision CNC has provided us confidence that we will see Cyclone engines in Phoenix used oil cogeneration systems in the near future. We are supportive of their development path, and look forward to a long, mutually profitable business relationship.”

About Cyclone Power Technologies

Cyclone Power Technologies is the developer of the award-winning Cyclone Engine – an all-fuel, clean-tech engine with the power and versatility to run everything from waste energy electric generators and solar thermal systems to cars, trucks and locomotives. Invented by company founder and Chairman Harry Schoell, the patented Cyclone Engine is an eco-friendly external combustion engine, ingeniously designed to achieve high thermal efficiencies through a compact heat-regenerative process, and to run on virtually any fuel - including bio-diesels, syngas or solar - while emitting fewer greenhouse gases and irritating pollutants into the air. The Cyclone Engine was recognized by Popular Science Magazine as the Invention of the Year for 2008, and was presented with two Society of Automotive Engineers’ AEI Tech Awards. Additionally, Cyclone was named Environmental Business of the Year by the Broward County (Florida) Environmental Protection Department. For more information, visit www.cyclonepower.com.

Follow Cyclone on Facebook: http://www.facebook.com/CyclonePowerTechnologies

Safe Harbor Statement

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. The company cautions that these forward-looking statements are further qualified by other factors. The company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.

Company Contact

Christopher Nelson

Tel: 954-943-8721

chris@cyclonepower.com

Phoenix Contact

Doug Petty, Vice President

Tel: 901-568-4007

doug@phoenixpowergroup.com

www.phoenixpowergroup.com